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                                                                    EXHIBIT 3(C)

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           GETCHELL GOLD CORPORATION

    GETCHELL GOLD CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

    1. The name of the corporation (hereinafter called the "Corporation") is Getchell Gold Corporation.

    2. The certificate of incorporation of the Corporation is hereby amended by striking out Article IV, Section 1 thereof and by substituting in lieu of said
Article IV, Section 1 the following new Article IV, Section 1:

        (1) Shares, Classes and Series Authorized.

    The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 110,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

        A. 100,000,000 shares of Common Stock, $0.0001 par value ("Common
    Stock").

        B. 10,000,000 shares of Preferred Stock, $0.0001 par value ("Preferred Stock").

    3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, Getchell Gold Corporation, has caused this certificate to be signed by G.W. Thompson, its President and Chief Executive Officer, and Donald S. Robson, its Vice President, Chief Financial Officer and Secretary, this 28 day of May, 1997.

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
                                         By:                 /s/ G.W. THOMPSON
                                              ----------------------------------------------
                                                               G.W. Thompson
                                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     ATTEST:                 /s/ D. S. ROBSON
                                              ----------------------------------------------
                                                             Donald S. Robson
                                                VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND
                                                                 SECRETARY
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